UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2012

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 30, 2012, Motorola Solutions, Inc. (the “Company”) issued a press release which announced that its Board of Directors has authorized an increase in its share repurchase program to permit the Company to purchase up to an additional $1.0 billion of its outstanding common shares through December 31, 2012, bringing the total share repurchase program to up to $3.0 billion. Through December 31, 2011, the company repurchased approximately $1.1 billion shares of common stock under the existing share repurchase program. With this increased authority, the Company will have up to approximately $1.9 billion available for its stock repurchase program in 2012. The company may repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions. The Company also announced that it had set April 30, 2012 as the date for its 2012 Annual Stockholders Meeting, with a record date for determining shareholders entitled to vote at the Annual Stockholders Meeting of March 2, 2012. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release by Motorola Solutions, Inc. dated January 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: January 30, 2012	By:	/s/ Edward Fitzpatrick
Name: Edward Fitzpatrick
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release by Motorola Solutions, Inc. dated January 30, 2012.